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                                                                    Exhibit 20.1

                         CHASE MANHATTAN BANK USA, N.A.
                              NOTEHOLDERS STATEMENT

                      CHASE CREDIT CARD OWNER TRUST 2003-3




Section 7.3 Indenture                              Distribution Date: 07/15/2004
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(i)     Amount of the distribution allocable to principal of the Notes
             Class A Principal Payment                                      0.00
             Class B Principal Payment                                      0.00
             Class C Principal Payment                                      0.00
                       Total

        Amount of the distribution allocable to the principal on the Notes per $1,000 of the initial principal balance of the Notes
             Class A Principal Payment                                      0.00
             Class B Principal Payment                                      0.00
             Class C Principal Payment                                      0.00
                       Total

(ii)    Amount of the distribution allocable to the interest on the Notes
             Class A Note Interest Requirement                      1,345,378.13
             Class B Note Interest Requirement                        132,064.84
             Class C Note Interest Requirement                        247,816.41
                       Total                                        1,725,259.38

        Amount of the distribution allocable to the interest on the Notes per $1,000 of the initial principal balance of the Notes
             Class A Note Interest Requirement                           1.12396
             Class B Note Interest Requirement                           1.32396
             Class C Note Interest Requirement                           1.93229

(iii)   Aggregate Outstanding Principal Balance of the Notes
             Class A Note Principal Balance                        1,197,000,000
             Class B Note Principal Balance                           99,750,000
             Class C Note Principal Balance                          128,250,000

(iv)    Amount on deposit in Owner Trust Spread Account            14,250,000.00

(v)     Required Owner Trust Spread Account Amount                 14,250,000.00



                                           By:
                                                 ---------------------

                                           Name:  Patricia M. Garvey
                                           Title: Vice President

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